Exhibit 99.5

INSTRUCTION TO REGISTERED HOLDER
From Beneficial Owner
of
8.175% Series A-6 Junior Subordinated Debentures
of
American International Group, Inc.

To DTC Participant:

The undersigned hereby acknowledges receipt of the Prospectus dated             , 2009 (the “Prospectus”) of American International Group, Inc. (the “Company”), and accompanying Letter of Transmittal (the “Letter of Transmittal”) that together constitute the Company’s offer (the “Exchange Offer”) to exchange $1,000 principal amount and integral multiples of $1,000 in excess thereof of 8.175% Series A-6 Junior Subordinated Debentures (the “New Junior Subordinated Debentures”) of the Company for each $1,000 principal amount and integral multiples of $1,000 in excess thereof of outstanding 8.175% Series A-6 Junior Subordinated Debentures (the “Old Junior Subordinated Debentures”) of the Company. Capitalized terms used but not defined have the meanings assigned to them in the Prospectus.

This will instruct you as to the action to be taken by you relating to the Exchange Offer with respect to the Old Junior Subordinated Debentures held by you for the account of the undersigned.

The aggregate face amount of the Old Junior Subordinated Debentures held by you for the account of the undersigned is (fill in amount):

$            of Old Junior Subordinated Debentures

With respect to the Exchange Offer, the undersigned hereby instructs you (check one of the following boxes):

☐	To TENDER the following Old Junior Subordinated Debentures held by you for the account of the undersigned (insert principal amount of Old Junior Subordinated Debentures to be tendered (if any)):

$           of Old Junior Subordinated Debentures*

or

☐	NOT to TENDER any Old Junior Subordinated Debentures held by you for the account of the undersigned.

* New Junior Subordinated Debentures and the untendered portion of Old Junior Subordinated Debentures must be in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof.

If the undersigned instructs you to tender Old Junior Subordinated Debentures held by you for the account of the undersigned, it is understood that you are authorized to make on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations, warranties and agreements contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner, including but not limited to the representations that (i) the New Junior Subordinated Debentures to be acquired pursuant to the Exchange Offer will be acquired in the ordinary course of business of the person acquiring the New Junior Subordinated Debentures, whether or not such person is the undersigned, (ii) neither the undersigned nor any person receiving any New Junior Subordinated Debentures directly or indirectly from the undersigned pursuant to the Exchange Offer (if not a broker-dealer referred to in the last sentence of this paragraph) is engaging or intends to engage in the distribution of the New Junior Subordinated Debentures and none of them have any arrangement or understanding with any person to participate in the distribution of the New Junior Subordinated Debentures, (iii) the undersigned and each person receiving any New Junior Subordinated Debentures directly or indirectly from the undersigned pursuant to the Exchange Offer acknowledge and agree that any broker-dealer or any person participating in the Exchange Offer for the purpose of distributing the New Junior Subordinated Debentures (x) must comply with the registration and prospectus delivery requirements of the Securities Act of 1933, as amended (the “Securities Act”), in connection with a secondary resale transaction of the New Junior Subordinated Debentures acquired by such person and (y) cannot rely on the position of the staff of the Securities and Exchange Commission set forth in the Morgan Stanley & Co. Incorporated no-action letter (available June 5, 1991) or the Exxon Capital Holdings Corporation no-action letter (available May 13, 1988) or similar letters, (iv) the undersigned and each person receiving any New Junior Subordinated Debentures directly or indirectly from the undersigned pursuant to the Exchange Offer understand that a secondary resale transaction described in clause (iii) above should be covered by an effective registration statement and (v) neither the undersigned nor any person receiving any New Junior Subordinated Debentures directly or indirectly from the undersigned pursuant to the Exchange Offer is an “affiliate” of the Company, as defined under Rule 405 under the Securities Act. If the undersigned is a broker-dealer that will receive New Junior Subordinated Debentures for its own account in exchange for Old Junior Subordinated Debentures that were acquired as a result of market making or other trading activities, it acknowledges that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Junior Subordinated Debentures received in respect of such Old Junior Subordinated Debentures pursuant to the Exchange Offer; however, by so acknowledging and by delivering a prospectus, the undersigned will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

SIGN HERE

Signature(s) of Owner(s)

Date:

Name(s):

(Please Print)

Capacity (Full Title):

Address:

(Include Zip Code)

Area Code and Telephone Number:

Tax Identification or Social Security Number(s):

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